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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-140061-01 on Form S-1 of our report dated January 16, 2007 relating to the financial statements of Tyco Electronics Ltd as of September 29, 2006 and September 30, 2005, and for each of the three years in the period ended September 29, 2006 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Dallas, Texas
April 19, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM